EXHIBIT 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statement Nos. 033-60809 and 333-61379 on Form S-3 and Registration Statement Nos. 033-61073, 033-61075, 333-27967 and 333-42648 on Form S-8 of our report dated November 7, 2004, appearing in the Annual Report on Form 10-K of Commercial Metals Company for the year ended August 31, 2004.

Dallas, Texas
November 11, 2004